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                                                                    Exhibit 1(f)


                       SMITH BARNEY ALLOCATION SERIES INC.

                             ARTICLES OF AMENDMENT

        SMITH BARNEY ALLOCATION SERIES INC. a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Charter of the Corporation is hereby amended to change the name of the Select High Growth Portfolio to Smith Barney Allocation Select High Growth Portfolio, the name of the Select High Growth Portfolio to Smith Barney Allocation Select Growth Portfolio and the name of the Select Balanced Portfolio to Smith Barney Allocation Select Balanced Portfolio, each a series of the Corporation.

        SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

        THE UNDERSIGNED, the President of Smith Barney Allocation Series Inc. acknowledges these Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief that the matters and facts set forth in these Articles of Amendment with respect to the authorization and approval of the amendment to the Corporation's Articles of Incorporation are true in all material respects under the penalties of perjury.

        IN WITNESS WHEREOF, SMITH BARNEY CONCERT ALLOCATION SERIES INC. has caused these Articles of Amendment to be executed and acknowledged in its name and on its behalf by its President and witnessed by its Assistant Secretary on this 15th day of February, 2001.


                                   SMITH BARNEY ALLOCATION SERIES INC.

                                   By: ________________________________
                                       Heath B. McLendon
                                       President

WITNESS:

_____________________________
Barbara J. Allen
Assistant Secretary